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                                                                  EXHIBIT 5(a)




                                  May 27, 1994


Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Capital Resources, L.P.
c/o Enron Corp.
1400 Smith Street
Houston, Texas  77002

Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., a Delaware corporation ("Enron"), I am familiar with the Registration Statement of Enron and Enron Capital Resources, L.P. ("Enron Capital") on Form S-3, Post-Effective Amendment No. 2 to Registration Statement No. 33-43324 and Post-Effective Amendment No. 1 to Registration Statement No. 33-50641 (collectively, the "Registration Statement") relating to the proposed offering from time to time of (i) up to an aggregate amount of $600 million of Enron Debt Securities, Enron Debt Warrants, Enron Stock Warrants, Enron Second Preferred Stock, Preferred Shares of Enron Capital and Enron's related Backup Undertakings, and (ii) up to 7.5 million shares of Enron Common Stock, par value $.10 (the Debt Securities, Second Preferred Stock, Debt Warrants,
Stock Warrants, Preferred Shares, Backup Undertakings and Common Stock collectively referred to herein as the "Securities"). In connection therewith, I have examined, among other things, a copy of the Restated Certificate of Incorporation and Bylaws of Enron, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Securities, a copy of the Indenture dated as of November 1, 1985 (the "Indenture") between Enron and Harris Trust and Savings Bank, Trustee, a copy of the Agreement of Limited Partnership of Enron Capital (the "Partnership Agreement"), and the forms of certain other agreements to be entered into by Enron, and I have performed such other investigations as I have considered appropriate as the basis for the opinions expressed herein. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based on the foregoing, I am of the opinion that:

         (1) Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (2) Enron Capital has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
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Enron Corp.
Enron Capital Resources, L.P.
May 27, 1994
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         (3)     When (a) the terms of a series of Preferred Shares and their issue and sale have been duly established, (b) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (c) the shares of such series have been issued, and (d) Enron Capital has received the purchase price of such shares in accordance with the terms of their issue and sale, the Preferred Shares will be validly issued, fully paid and non-assessable, except as such non- assessability may be affected by the matters set forth in the Registration Statement under the caption "Enron Capital Resources, L.P. - The Partnership Agreement - Limited Liability."

         (4) The Debt Securities of Enron have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Debt Securities will be validly issued and will be binding obligations of Enron.

         (5) The Debt Warrants have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Debt Warrants will be validly issued and will be binding obligations of Enron.

         (6) When (a) the terms of the series of Second Preferred Stock and their issue and sale have been duly established, and (if applicable) a deposit agreement has been duly authorized, executed and delivered by Enron and a Depositary, in each case in conformity with Enron's Restated Certificate of Incorporation and Delaware law, (b) a certificate of designations with respect to such series of the Second Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (c) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (d) the shares of such series have been issued, and (if applicable) Depositary Receipts have been delivered as set forth in the Registration Statement, and (e) Enron has received the purchase price of such shares in accordance with the terms of their issue and sale, the shares of such series of Second Preferred Stock and (if applicable) the related Depositary Shares will be validly issued, fully paid and nonassessable.

         (7) When (a) the terms of the Backup Undertakings of Enron relating to the Preferred Shares of Enron Capital have been duly established in accordance with applicable law, (b) the instruments relating to the Backup Undertakings have been duly authorized, executed and delivered, (c) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (d) the Preferred Shares of Enron Capital to which any of the Backup Undertakings relate have been duly issued and sold and the purchase price therefor has been received
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Enron Corp.
Enron Capital Resources, L.P.
May 27, 1994
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by Enron Capital, and (e) Enron has received the consideration, if any, separately payable for such Backup Undertakings, the Backup Undertakings will constitute valid and legally binding obligations of Enron.

         (8) The issuance of the Common Stock to be issued by the Company has been duly authorized, and (subject to the Registration Statement becoming effective and applicable Blue sky laws being complied with), when the terms of their issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon the receipt by the Company of the purchase price thereof, the Common Stock will be validly issued, fully paid, and nonassessable.

         (9) The Stock Warrants have been validly authorized for issuance, and (subject to the Registration Statement becoming effective and any applicable state securities or Blue Sky laws being complied with), when the terms thereof and their issue and sale have been duly established, upon issuance and delivery thereof as set forth in the Registration Statement, and upon receipt by Enron of the purchase price thereof, the Stock Warrants will be validly issued and will be binding obligations of Enron.

         (10) The shares of Common Stock to be sold by the Selling Shareholders are, and upon sale will be, validly issued, fully paid, and nonassessable.

         I am a member of the bar of the State of Texas. The opinion set forth above is limited in all respect to the laws of the State of Texas, the General Corporation Law of the State of Delaware and federal law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Validity of Securities" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit thereto. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                              Very truly yours,



                                              /s/ JAMES V. DERRICK, JR.